Filed Pursuant to Rule 424(b)(5)

Registration No. 333-158996

WIZZARD SOFTWARE CORPORATION

Supplement No. 1

to

Prospectus dated June 5, 2009

4,200,000 shares of common stock offered at $0.50 per share

Wizzard Software Corporation, a Colorado corporation (the “Company”) is offering for sale 4,200,000 shares of its common stock (the “Shares”) pursuant to this Prospectus Supplement No. 1 and related prospectus attached hereto. As used herein, the term “this Prospectus” shall mean this Prospectus Supplement No. 1 and the accompanying prospectus, including the information incorporated by reference herein.

Our common stock is listed on the NYSE Amex under the symbol “WZE.” On June 18, 2009, the last reported sale price of our common stock on the NYSE Amex was $0.6899 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 1 of the accompanying prospectus, as well as the caption “Risk Factors” of our Annual Report on Form 10-K-A1 for the calendar year ended December 31, 2008, which we have filed with the Securities and Exchange Commission and which is incorporated by reference into the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

	Per Share	Total

Public offering price for Shares	$0.50	$2,100,000

We will deliver the Shares promptly upon closing of the sale thereof.

The date of this Prospectus Supplement No. 1 is June 19, 2009.

1

Table of Contents

THE OFFERING

3

RISK FACTORS

4

USE OF PROCEEDS

4

DILUTION

4

PLAN OF DISTRIBUTION

4

LEGAL MATTERS

5

2

ABOUT THIS PROSPECTUS SUPPLEMENT

This Prospectus Supplement No. 1 and the accompanying prospectus dated June 5, 2009 are part of a “shelf” registration statement on Form S-3, as amended, filed with the Securities and Exchange Commission (the “Commission”), and declared effective by the Commission on June 5, 2009. By using a “shelf” registration statement, we may sell shares of common stock as described in the accompanying prospectus from time to time in one or more offerings up to a total of 10,000,000 shares.  We have not previously sold any securities pursuant to the registration statement.

These documents contain important information that you should consider when making your investment decision.  The accompanying prospectus provides you with a general description of the securities we may offer.  This Prospectus Supplement No. 1 contains information about the securities offered hereby.  This Prospectus Supplement No. 1may add, update or change information in the accompanying prospectus.  You should rely only on the information contained in this Prospectus Supplement No. 1, the accompanying prospectus or incorporated by reference into this Prospectus Supplement No. 1 and the accompanying prospectus.  We have not authorized anyone to provide you with any other information.

This Prospectus Supplement No. 1 does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.

The information contained in this Prospectus Supplement No. 1 is accurate only as of the date of this prospectus supplement and the accompanying prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

THE OFFERING

Common stock offered by us pursuant to this prospectus	4,200,000 Shares

Common stock outstanding as of March 31, 2009	47,204,660 shares

Common stock to be outstanding after this offering (pro forma as of March 31, 2009)	51,404,660 shares (if all 4,200,000 Shares are sold)

Use of proceeds	We intend to use the net proceeds from this offering for general working capital and administrative expenses. See “Use of Proceeds” on page S-4 of this Prospectus Supplement No. 1.

NYSE Amex common stock symbol	WZE

Risk factors

This investment involves a high degree of risk. See “Risk Factors” on page S-4 of this Prospectus Supplement No. 1and in our Annual Report on Form 10-K-A1 for the calendar year ended December 31, 2008, filed with the Commission.

S-3

3

RISK FACTORS

          Investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks and uncertainties and all of the other information appearing in the accompanying prospectus or incorporated by reference therein, in light of your particular investment objectives and financial circumstances. In particular, we urge you to read the disclosure under the caption “Risk Factors” beginning on page 1 of the accompanying prospectus and the “Risk Factors” disclosure in Item 1.A. of our Annual Report on Form 10-K-A1 for the calendar year ended December 31, 2008, as filed with the Commission. If any of these risks actually occurs, our business, financial condition, results of operations and future growth prospects would be materially adversely affected. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This Prospectus Supplement No. 1, the accompanying prospectus and the information incorporated by reference into this Prospectus Supplement No. 1 and the prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks so mentioned.

USE OF PROCEEDS

We will receive proceeds of $2,100,000 from the sale of the Shares, before deducting estimated offering expenses.

We intend to use the net proceeds from the offering of the Shares for general working capital and administrative expenses. Our management will have broad discretion in the application of the net proceeds and investors will be relying upon the judgment of our management regarding the application of these proceeds.  We reserve the right to change the use of these proceeds.

DILUTION

If you purchase our Shares in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering.  Net tangible book value per share is determined by dividing Wizzard’s tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock.

Our net tangible book value at March 31, 2009, was $(1,247,039), or $(0.03) per share, based on 47,204,660 shares of our common stock outstanding as of that date.  After giving effect to the sale of 4,200,000 Shares of common stock by us at a public offering price of $0.50 per share, our net tangible book value as of March 31, 2009, would have been approximately $852,961, or $0.02 per share.  This represents an immediate increase in the net tangible book value of approximately $0.05 per share to existing stockholders and an immediate dilution of $0.48 per share to investors in this offering. The following table illustrates this per share dilution:

Public offering price per share

$0.50

Net tangible book value per share before offering

$(0.03)

Increase attributable to new investors

$0.05

Net tangible book value per share after offering

$0.02

Dilution per share to new stockholders

$0.48

PLAN OF DISTRIBUTION

We will enter into purchase agreements directly with purchasers in connection with the offering of the Shares, and we will only sell Shares to purchasers who have entered into purchase agreements. We currently anticipate that the closing of the sale of the Shares offered hereby will take place on or before June 30, 2009.

4

Upon closing, we will deliver to each purchaser delivering funds the number of Shares purchased by such purchaser through the facilities of The Depository Trust Company.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus has been passed upon for Wizzard Software Corporation by Branden T. Burningham, Esq. of Salt Lake City, Utah.

5

Prospectus

WIZZARD SOFTWARE CORPORATION

We may, from time to time, offer to sell up to 10,000,000 shares of our common stock, $0.001 par value per share, at prices and on terms to be determined at the time of offering and set forth in one or more supplements to this prospectus.

This prospectus describes some of the general terms that may apply to an offering of our common stock. The specific terms and any other information relating to a specific offering will be set forth in a supplement to this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.

We may offer the shares of our common stock to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NYSE Amex under the symbol “WZE.” On April 30, 2009, the last reported sale price of our common stock on the NYSE Amex was $0.60 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is $25,639,448 based on 47,204,660 shares of outstanding common stock, of which 42,732,414 are held by non-affiliates, and a per share price of $0.60 based on the closing sale price of our common stock on April 30, 2009.  We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 1 of this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 5, 2009.

Table of Contents

About This Prospectus

3

About Wizzard Software Corporation

3

Risk Factors

3

Cautionary Note Regarding Forward-Looking Statements

9

Use of Proceeds

9

Dilution

10

Plan of Distribution

10

Legal Matters

12

Experts

12

Where You Can Find More Information

12

Incorporation of Certain Information By Reference

13

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or seeking an offer to buy shares of our common stock under this prospectus or any applicable prospectus supplement in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any sale of a security.

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration or continuous offering process. Under this shelf registration process, we may, from time to time, sell up to 10,000,000 shares of our common stock described in this prospectus in one or more offerings. Each time we sell shares of our common stock under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before buying shares of our common stock in an offering.

In this prospectus, unless the context specifically indicates otherwise “the Company,” “we,” “us” and “our” refer to Wizzard Software Corporation.

About Wizzard Software Corporation

We operate in multiple industries which include software products and services that focus on speech recognition and text-to-speech technology; media services; podcasting and home healthcare.  Wizzard offers Text-To-Speech Engines from IBM and AT&T to software developers and businesses around the world, as well as speech recognition engines from IBM.  We currently distribute over 3.1 million podcast downloads a day and have incorporated our speech technology into the distribution system so that the audio and video used in podcasting can be turned into text for various uses.  Interim HealthCare of Wyoming Inc., a wholly owned subsidiary, is a state licensed and Medicare certified home health agency. In addition, Interim HealthCare of Wyoming provides temporary staffing of healthcare professionals to facilities across the states of Wyoming and Montana.

Wizzard's corporate offices are located at 5001 Baum Blvd., Suite 770, Pittsburgh, PA 15213.   Our telephone number is (412) 621-0902.  Our website address is www.wizzardsoftware.com.  The information contained on our website is not incorporated by reference into, and does not form any part of this prospectus.  We also maintain offices in Casper, Wyoming and Billings, Montana for our Interim Healthcare operation.

Risk Factors

Risks Relating to Our Business

Our present and intended business operations are highly speculative and involve substantial risks.  Only investors who can bear the risk of losing their entire investment should consider buying our shares.  Among the risk factors that you should consider are the following:

We face a higher risk of failure because we cannot accurately forecast our future revenues and operating results.

The rapidly changing nature of the markets in which we compete makes it difficult to accurately forecast our revenues and operating results.  Furthermore, we expect our revenues and operating results to fluctuate in the future due to a number of factors, including the following:

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the timing of sales of our products and services;

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the timing of product implementation, particularly large design projects;

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unexpected delays in introducing new products and services;

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increased expenses, whether related to sales and marketing, product development, or administration;

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the mix of product license and services revenue; and

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costs related to possible acquisitions of technology or businesses.

We face a higher risk of failure because the podcasting media service businesses are in their infancy.

We face the difficulties frequently encountered by companies in the early stage of development in new and evolving markets.  These potential difficulties include the following:

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substantial delays and expenses related to testing and developing of our new products;

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successfully establishing podcasting as a large-scale advertising medium;

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marketing and distribution problems with new and existing products and technologies;

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competition from larger and more established companies;

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delays in reaching our marketing goals;

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difficulty in recruiting qualified employees for management and other positions;

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our lack of sufficient customers, revenues and cash flow; and

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our limited financial resources.

We may continue to face these and other difficulties in the future.  Some of these problems may be beyond our control.  If we are unable to successfully address them, our business will suffer.

If we do not achieve the brand recognition necessary to succeed in the podcasting and media services markets, we will not be able to compete.

We must build our Wizzard brand to gain market acceptance for our podcasting services, and media services and tools.  We believe that our long-term success will require that we obtain significant market share for our products and services before other competitors enter the market. We must spend large amounts on product development, strategic relationships and marketing initiatives in order to establish brand awareness.  We cannot be certain that we will have enough resources to build our brand and to obtain commercial acceptance of our products and services.  If we do not gain market acceptance for our podcasting services, as a large-scale advertising medium, and related media services, we will not be able to compete.

We are exposed to the business risks inherent in the podcasting industry.

With our recent entry into the podcasting industry, we have exposed our company to the risks of entities operating within that industry.  The podcasting industry is in its infancy and our operations in this area may prove to be unprofitable.

Our expansion plans may not be cost-effective.

We have pursued, and may continue to pursue, strategic alliances with new or complementary businesses in an effort to enter into new business areas, diversify our sources of revenue and expand our speech recognition applications products and services.  If we pursue strategic alliances with new or complementary businesses, we may not be able to expand our product or service offerings and related operations in a cost-effective or timely way. We may experience increased costs, delays and diversions of management's attention when beginning any new businesses or services.  Also, any new business or service that users do not favorably receive could damage our reputation and brand name in the speech recognition applications technology markets.  We also cannot be certain that we will obtain enough revenues from any expanded products or services to offset related costs.  Any expansion of our operations may require additional expenses.  These efforts may strain our management, financial and operational resources.

Our limited resources may make it harder for us to manage growth.

We have a limited basis upon which to evaluate our systems' ability to handle controlled or full commercial availability of our products and services.  We anticipate that we will expand our operations significantly in the near future, and we will have to expand further to address the anticipated growth in our user base and market opportunities.  To manage the expected growth of operations and personnel, we will need to improve existing systems, and implement new systems, procedures and controls.  In addition, we will need to expand, train and manage an increasing employee base.  We will also need to expand our finance, administrative and operations staff.  We may not be able to effectively manage this growth.  Our planned expansion in the near future will place, and we expect our future expansion to continue to place, a significant strain on our managerial, operational and financial resources. Our planned personnel, systems, procedures and controls may be inadequate to support our future operations.  If we cannot manage growth effectively or if we experience disruptions during our expansion, the expansion may not be cost-effective.

If we cannot compete successfully, we may have to go out of business.

The market for computer software, and specifically speech recognition technology products and services is highly competitive.  Current competitors include Nuance, Loquendo and Fonix.  In addition, competitors may be developing speech recognition products and services that we may not be aware of.  Many of our current and potential competitors have much greater financial, technical, marketing, distribution and other resources.  They also have greater name recognition and market presence, longer operating histories and lower cost structures than we have.  As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements.  Our ability to compete successfully in the rapidly evolving speech recognition market will depend upon certain factors, many of which are beyond our control and that may affect our ability to compete successfully.

We may also face competition from a number of indirect competitors that specialize in electronic commerce and other companies with substantial customer bases in the computer field and other technical fields. Additionally, companies that control access to transactions through a network or Web browser could promote our competitors or charge us a substantial fee for similar access or promotion.  Our competitors may also be acquired by, receive investments from or enter into other commercial relationships with larger, better-established and better-financed companies as use of speech recognition products and services increases.

We may be unable to compete successfully against current and potential competitors, and the competitive pressures we face could cause our business to fail.

Our business would be seriously impaired if our rights in our technology were compromised in any way.

Wizzard licenses the speech recognition engines upon which its products operate from AT&T and IBM.  We rely on non-disclosure, confidentiality and non-competition agreements with our employees to protect many of our rights in our technology.  If our employees breach these agreements, we may incur significant expenses to enforce our contractual restrictions and protect our rights.  Management believes that Wizzard has proprietary rights to its products, including copyright and trademark protection that will discourage others from replicating our products.  However, we have no opinions from independent intellectual property counsel that the copyrights and trademarks are valid or, if valid, that their issuance, together with such other proprietary rights that we own will be sufficient to protect us from those who would try to capitalize on our success through imitation.  Our business plan and strategy are to commercialize various speech recognition application technologies.  Termination of our relationship by our licensors of speech recognition engines for any reason, or unauthorized disclosure of our application technologies to third parties, would cause serious harm to our business, financial position and results of operations.

We have a history of losses and expect to incur losses in the future, and we may never achieve profitability.

Wizzard's net loss was $7,691,878, or $0.17 per share and $10,196,067, or $0.25 per share, for the years ended December 31, 2008 and 2007, respectively.  Wizzard's net loss available to common shareholders was $10,064,948, or $0.23 per share and $17,930,615, or $0.44 per share, for the years ended December 31, 2008 and 2007, respectively.  Because we need to establish our brand and services, we expect to incur increasing sales and marketing, product development and administrative expenses, and as a result, we will need to generate significant revenues to achieve and maintain profitability.  We cannot assure you that we will ever be able to operate profitably.

Any unintentional infringement on the proprietary rights of others could be expensive and could cut our revenues.

Many software companies bring lawsuits alleging violation of intellectual property rights.  In addition, a large number of patents have been awarded in the voice-recognition area.  Although we do not believe that we are infringing any patent rights, patent holders may claim that we are doing so.  Any such claim would likely be time-consuming and expensive to defend, particularly if we are unsuccessful, and could prevent us from selling products or services. We may also be forced to enter into costly and burdensome royalty and licensing agreements.

If we do not respond effectively to technological change, our products and services could become obsolete.

The development of our products and services and other technology entails significant technical and business risks.  To remain competitive, we must continue to improve our products' responsiveness, functionality and features.

High technology industries are characterized by:

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rapid technological change;

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changes in user and customer requirements and preferences;

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frequent new product and services introductions embodying new technologies; and

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the emergence of new industry standards and practices.

The evolving nature of the Internet could render our existing technology and systems obsolete.  Our success will depend, in part, on our ability to:

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license or acquire leading technologies useful in our business;

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develop new services and technologies that address our users' increasingly sophisticated and varied needs; and

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respond to technological advances and emerging industry and regulatory standards and practices in a cost-effective and timely way.

Future advances in technology may not be beneficial to, or compatible with, our business. Furthermore, we may not use new technologies effectively or adapt our technology and systems to user requirements or emerging industry standards in a timely way.  In order to stay technologically competitive, we may have to spend large amounts of money and time.  If we do not adapt to changing market conditions or user requirements in a timely way, our business, financial condition and results of operations could be seriously harmed.

If we fail to develop new products, or if we incur unexpected expenses or delays in product development, we may lose our competitive position.

Although we currently have fully developed products available for sale, we are also developing various products and technologies that we will rely on to remain competitive.  Due to the risks in developing new products and technologies, limited financing, competition, obsolescence, loss of key personnel and other factors, we may fail to develop these technologies and products, or we may experience lengthy and costly delays in doing so. Although we may be able to license some of our technologies in their current stage of development, we cannot assure you that we will be able to do so.

We could incur significant expenses if our technologies and products contain defects.

Voice-recognition products are not currently accurate in every instance, and may never be.  We could inadvertently release products and technologies that contain defects.  Third-party technology that we include in our products could contain defects.  Even though our licensing agreement with users contains language that is intended to protect us from liability for defects, clients who are not satisfied with our products or services could bring claims against us for substantial damages.  These claims could cause us to incur significant legal expenses and, if successful, could result in the claimants being awarded significant damages.

The software for hosting podcasts, inserting ads into the content we host and serving podcast with advertisement is in its infancy and therefore has to be developed.  Any release of software with inadvertent defects could cause significant increases in the expense for delivery of the podcast or loss of revenue if we are unsuccessful in delivering the podcast with an advertisement inserted.

Any changes in reimbursement levels under Medicare, Medicaid or insurance reimbursement programs and any changes in applicable government regulations could have a material adverse effect on Wizzard's net revenues.

As managed care assumes an increasingly significant role in markets in which Wizzard operates, Wizzard's success will, in part, depend on retaining and obtaining managed care contracts. There can be no assurance that we will retain or continue to obtain such managed care contracts. In addition, reimbursement rates under managed care contracts are likely to continue experiencing downward pressure as a result of payers' efforts to contain or reduce the costs of health care by increasing case management review of services and negotiating reduced contract pricing. Therefore, even if we are successful in retaining and obtaining managed care contracts, unless we also decrease our cost for providing services and increases higher margin services, we will experience declining profit margins.

Wizzard is subject to extensive and frequently changing federal, state and local regulation. In addition, new laws and regulations are adopted periodically to regulate new and existing products and services in the health care industry. Changes in laws or regulations or new interpretations of existing laws or regulations can have a dramatic effect on operating methods, costs and reimbursement amounts provided by government and other third-party payers. Federal laws governing our activities include regulations related to Medicare reimbursement and certification and certain financial relationships with physicians and other health care providers. Although Wizzard intends to comply with all applicable fraud and abuse laws, there can be no assurance that administrative or judicial interpretation of existing laws or regulations or enactments of new laws or regulations will not have a material adverse effect on the its business. Wizzard is subject to state laws governing Medicaid, professional training, licensure, financial relationships with physicians and the dispensing and storage of pharmaceuticals. The facilities operated by Wizzard must comply with all applicable laws, regulations and licensing standards. In addition, many of our employees must maintain licenses to provide some of the services that we offer.  There can be no assurance that federal, state or local governments will not change existing standards or impose additional standards. Any failure to comply with existing or future standards could have a material adverse effect on our results of operations, financial condition or prospects.

If we lose our key personnel or are unable to hire additional personnel, we will have trouble growing our business.

We depend to a large extent on the abilities of our key management and technical personnel, in particular Christopher J. Spencer, our Chief Executive Officer and President, and Armen Geronian, our Senior

Technical Manager.  The loss of any key employee or our inability to attract or retain other qualified employees could seriously impair our results of operations and financial condition.

Our future success depends on our ability to attract, retain and motivate highly skilled technical, marketing, management, accounting and administrative personnel.  We plan to hire additional personnel in all areas of our business. Competition for qualified personnel is intense.  As a result, we may be unable to attract and retain qualified personnel.  We may also be unable to retain the employees that we currently employ or to attract additional technical personnel.  The failure to retain and attract the necessary personnel could seriously harm our business, financial condition and results of operations.

System and online security failures could harm our business and operating results.

The operation of our business depends on the efficient and uninterrupted operation of our computer and communications hardware systems.  Our systems and operations will be vulnerable to damage or interruption from many sources, including fire, flood, power loss, telecommunications failure, break-ins, earthquakes and similar events.  Our servers will also be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. Any substantial interruptions in the future could result in the loss of data and could destroy our ability to generate revenues from operations.

The secure transmission of confidential information over public networks is a significant barrier to electronic commerce and communications.  Anyone who can circumvent our security measures could misappropriate confidential information or cause interruptions in our operations. We may have to spend large amounts of money and other resources to protect against potential security breaches or to alleviate problems caused by any breach.

Our operating results could be impaired if we become subject to burdensome government regulation and legal uncertainties.

We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally.  However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, relating to:

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user privacy;

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pricing;

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content;

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copyrights;

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distribution; and

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characteristics and quality of products and services.

The adoption of any additional laws or regulations may decrease the expansion of the Internet.  A decline in the growth of the Internet could decrease demand for our products and services and increase our cost of doing business.  Moreover, the applicability of existing laws to the Internet is uncertain with regard to many issues, including property ownership, export of specialized technology, libel and personal privacy.  Our business, financial condition and results of operations could be seriously harmed by any new legislation or regulation.  The application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services could also harm our business.

We plan to offer our speech recognition products over the Internet in multiple states and foreign countries. These jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each state or foreign country.  Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties.  Other states and foreign countries may also attempt to regulate our business or prosecute us for violations of their laws.  Further, we might unintentionally violate the laws of foreign jurisdictions and those laws may be modified and new laws may be enacted in the future.

There Are Substantial Risks Related to Our Common Stock

Due to the instability in our common stock price, you may not be able to sell your shares at a profit.

The public market for our common stock is limited and volatile.  As with the market for many other companies in new and emerging industries, any market price for our shares is likely to continue to be very volatile.  In addition, the other risk factors disclosed in this prospectus may significantly affect our stock price.  The historical volatility of our stock price may make it more difficult for you to resell shares when you want at prices you find attractive.

In addition, the stock market in general and the market for Internet and technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies.  These broad market and industry factors may reduce our stock price, regardless of our operating performance.

Because our common stock is "penny stock," you may have greater difficulty selling your shares.

Our common stock is “penny stock” as defined in Rule 3a51-1 of the Securities and Exchange Commission.  Section 15(g) of the Exchange Act and Rule 15g-2 of the Securities and Exchange Commission require broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before making any transaction in a penny stock for the investor's account.  In addition, Rule 15g-9 of the Securities and Exchange Commission requires broker/dealers in penny stocks to approve the account of any investor for transactions in these stocks before selling any penny stock to that investor.  Compliance with these requirements may make it harder for our selling stockholders and other stockholders to resell their shares.

Cautionary Note Regarding Forward-Looking Statements

This prospectus and the documents incorporated herein by reference contain, in addition to historical information, forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance and can be identified by the use of forward-looking terminology such as “may,” “could,” “expect,” “anticipate,” “estimate,” “continue” or other similar words. These forward-looking statements are based on management’s current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in these statements. We caution investors that actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors including, but not limited to, those described in the Risk Factors section of this prospectus and in the “Risk Factor” sections of our SEC filings. We cannot assure you that we have identified all the factors that create uncertainties. Readers should not place undue reliance on forward-looking statements. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

Use of Proceeds

We will receive all of the net proceeds from the sale by us of shares of our common stock registered under the registration statement of which this prospectus is a part. Unless otherwise specified in a prospectus supplement accompanying this prospectus, we expect to use the net proceeds from the sale of our securities for general corporate purposes, which may include, among other things, reduction or refinancing of debt or other corporate obligations, potential acquisitions of complementary businesses, the financing of capital expenditures and other general corporate purposes, including working capital.

The actual application of proceeds from the sale of shares of our common stock issued hereunder will be described in the applicable prospectus supplement relating thereto. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds. We currently have no plans for the specific use of the net proceeds. We will specify the principal purposes for which the net proceeds from the sale of our securities will be used in a prospectus supplement at the time of sale.

Dilution

Wizzard’s net tangible book value as of December 31, 2008, was $(113,711), or $(0.0025) per share of common stock.  Net tangible book value per share is determined by dividing Wizzard’s tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock.  The following example shows the dilution to new investors at an assumed offering price of $0.60 (the last reported sale price of our common stock on April 30, 2009).

Based on an aggregate market value of outstanding common stock held by non-affiliates equal to $25,639,448 as of April 30, 2009, upon effectiveness of the registration statement of which this prospectus is a part, we may currently offer the entire 10,000,000 shares of common stock under this prospectus during any 12 calendar month period under General Instruction I.B.6. of Form S-3.  If we were to assume that 10,000,000 shares of common stock were sold at an assumed offering price of $0.60 per share, our net tangible book value as of December 31, 2008, would have been $5,857,304, or $0.13 per share,  taking into account estimated offering costs of $28,985.  Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.1325 per share and an immediate dilution to new stockholders of $0.47 per share.  The following table illustrates the per share dilution:

Assumed public offering price per share

$0.60

Net tangible book value per share before offering

$0.0025

Increase attributable to new investors

$0.1325

Net tangible book value per share after offering

$0.13

Dilution per share to new stockholders

$0.47

Plan of Distribution

We may sell our securities from time to time to or through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may also issue these securities as compensation to such agents, underwriters or dealers for making sales of our securities. We may use these methods in any combination.

By Underwriters

We may use an underwriter or underwriters in the offer or sale of our securities.

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If we use an underwriter or underwriters, we will execute an underwriting agreement and the offered securities will be acquired by the underwriters for their own account.

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We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

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The underwriters will use this prospectus and the prospectus supplement to sell our securities.

By Dealers

We may use a dealer to sell our securities.

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If we use a dealer, we, as principal, will sell our securities to the dealer.

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The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

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We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.

By Agents

We may designate agents to solicit offers to purchase our securities.

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We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.

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Unless indicated otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

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Any agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

By Delayed Delivery Contracts

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

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If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when payment will be demanded and securities delivered under the delayed delivery contracts.

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These delayed delivery contracts will be subject only to the conditions set forth in the prospectus supplement.

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We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.

Shareholder Subscription Offerings

Direct sales to our shareholders may be accomplished through shareholder subscription rights distributed to shareholders. In connection with the distribution of shareholder subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. The shareholder subscription rights will be distributed as a dividend to the shareholders for which they will pay no separate consideration and will not be transferable. The prospectus supplement with respect to the offer of securities under shareholder subscription rights will set forth the relevant terms of the shareholder subscription rights, including:

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the number of shares of our common stock that will be offered under the shareholder subscription rights;

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the period during which and the price at which the shareholder subscription rights will be exercisable;

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any provisions for changes to or adjustments in the exercise price of the shareholder subscription rights; and

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any other material terms of the shareholder subscription rights.

General Information

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Representatives of the underwriters or agents through whom our securities are or may be sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters or agents to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

Legal Matters

The validity of the shares of common stock being offered by this prospectus has been passed upon for Wizzard Software Corporation by Branden T. Burningham, Esq. of Salt Lake City, Utah.  Mr. Burningham was not employed for such purpose on a contingent basis and has not received and is not to receive in connection with the offering of such securities any substantial interest, direct or indirect in Wizzard or any of its subsidiaries and was not connected with Wizzard or any of its subsidiaries as a promoter, managing underwriter, voting trustee, director, officer or employee.

Experts

The financial statements incorporated into this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, have been audited by Gregory & Associates, LLC, an independent registered public accounting firm, as indicated in their report with respect thereto.  These financial statements have been so incorporated in reliance upon the report of Gregory & Associates, LLC, given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at the Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may also obtain information on the operations of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an internet site (http://www.sec.gov) that contains the reports, proxy and information statements, and other information that we file electronically with the SEC.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the above address or from the SEC’s Internet site.

Our Internet address is www.wizzardsoftware.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web address is included in this document as an inactive textual reference only.

Incorporation of Certain Information By Reference

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the sale of all the shares covered by this prospectus.

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Our Annual Report on Form 10-K-A1 for the year ended December 31, 2008;

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Our Current Report on Form 8-K filed with the SEC on April 29, 2009;

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Our definitive proxy statement filed with the SEC on April 30, 2009;

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The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 30, 2008, including any amendments or reports filed for the purpose of updating such description; and

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All filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

Wizzard Software Corporation
5001 Baum Blvd
Pittsburgh, Pennsylvania 15213
Attn: John Busshaus, Chief Financial Officer
Telephone: (412) 621-0902

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

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